Exhibit 5.3

September 10, 2008

Wells Fargo & Company

420 Montgomery Street

San Francisco, CA 94163

Ladies and Gentlemen:

We are acting as special Delaware counsel to Wells Fargo & Company, a Delaware corporation (the “Company”), in connection with the issuance of up to 17,501 shares of the Non-Cumulative Perpetual Preferred Stock, Series B, no par value, of the Company (the “Series B Preferred Stock”) pursuant to the Stock Purchase Contract Agreement (the “Stock Purchase Contract Agreement”), dated as of September 10, 2008, between the Company and Wells Fargo Capital XV, a Delaware statutory trust (the “Trust”). In this connection you have requested our opinion as to certain matters under the General Corporation Law of the State of Delaware (the “General Corporation Law”).

For the purpose of rendering our opinion as expressed herein, we have been furnished and have reviewed the following documents:

(i) the Restated Certificate of Incorporation of the Company, as filed with the Secretary of State of the State of Delaware (the “Secretary of State”) on September 28, 2006, as amended by the Certificates of Eliminations of the Company, as filed with the Secretary of State on March 15, 2007 and March 12, 2008, respectively, and the Certificates of Designations of the Company, as filed with the Secretary of State on March 15, 2007, March 12, 2008, May 19, 2008 and September 10, 2008, respectively (collectively, the “Certificate of Incorporation”);

(ii) the Restated Certificate of Incorporation of the Company, as filed with the Secretary of State on February 5, 1990, as amended by the Certificate of Correction of the Company, as filed with the Secretary of State on December 11, 1990, the Agreements and Plans of Merger of the Company, as filed with the Secretary of State on April 30, 1990, April 19, 1991, October 10, 1992 and August 8, 1997, respectively, as amended by the Certificates of Merger of the Company, as filed with the Secretary of State on February 1, 1993, March 31, 1993, September 30, 1993, October 7, 1993, December 10, 1993, April 29, 1994, August 31, 2000, April 12, 2001, respectively, the three Certificates of Merger of the Company, as filed with the Secretary of State on August 30, 2001, the Certificates of Ownership and Merger of the Company, as filed with the Secretary of State on December 22, 1999, December 30, 1999,

Wells Fargo & Company

September 10, 2008

August 29, 2000, November 16, 2000, and December 7, 2001, respectively, the two Certificates of Ownership and Merger of the Company, as filed with the Secretary of State on December 13, 2002, the Certificates of Amendment of the Company, as filed with the Secretary of State on May 7, 1993, June 19, 1995, June 3, 1997, June 8, 1998, and May 8, 2001, respectively, the two Certificates of Amendment of the Company, as filed with the Secretary of State on November 2, 1998, the Certificate of Change of Location of Registered Office and Registered Agent of the Company, as filed on May 13, 1999, the Certificates of Designations of the Company, as filed with the Secretary of State on December 21, 1990, August 12, 1991, March 31, 1994, December 30, 1994, March 28, 1995, February 26, 1996, February 24, 1997, February 23, 1998, November 18, 1998, March 26, 1999, March 28, 2000, March 12, 2001, March 26, 2002, March 14, 2003, March 10, 2004, March 15, 2005 and March 20, 2006, respectively, the two Certificates of Designations of the Company, as filed with the Secretary of State on November 2, 1998, and the Certificates of Eliminations of the Company, as filed with the Secretary of State on October 10, 1995, January 31, 1996, March 24, 1999, February 22, 2000, December 19, 2001, October 16, 2002, March 20, 2003, December 10, 2003, March 15, 2005, and March 20, 2006, respectively;

(iii) the current Bylaws of the Company in effect since November 28, 2006 (“Bylaws”);

(iv) the Bylaws of the Company in effect from February 23, 1999 through January 24, 2006;

(v) the Bylaws of the Company in effect from January 24, 2006 through November 28, 2006;

(vi) a certificate of an officer of the Company, dated the date hereof, as to certain matters;

(vii) the Stock Purchase Contract Agreement;

(viii) the resolutions of the Board of Directors of the Company (the “Board”) adopted at the meetings of the Board held on January 24, 2006, January 23, 2007, February 26, 2008 and April 29, 2008 (collectively, the “Board Resolutions”);

(ix) the unanimous written consent of the Securities Committee of the Board, dated September 3, 2008 (the “First Committee Resolutions”);

(x) the unanimous written consent of the Securities Committee of the Board, dated September 9, 2008 (the “Second Committee Resolutions” and, together with the First Committee Resolutions, the “Committee Resolutions”); and

(xi) a certificate of the Secretary of State, dated the date hereof, as to the good standing of the Company.

Wells Fargo & Company

September 10, 2008

With respect to the foregoing documents, we have assumed: (a) the genuineness of all signatures, and the incumbency, authority, legal right and power and legal capacity under all applicable laws and regulations, of each of the officers and other persons and entities signing or whose signatures appear upon each of said documents as or on behalf of the parties thereto; (b) the authenticity of all documents submitted to us as originals; (c) the conformity to authentic originals of all documents submitted to us as certified, conformed, photostatic, electronic or other copies; and (d) that the foregoing documents, in the forms submitted to us for our review, have not been and will not be altered or amended in any respect material to our opinion as expressed herein. We have not reviewed any document other than the documents listed above for purposes of rendering our opinion as expressed herein, and we assume that there exists no provision of any such other document that bears upon or is inconsistent with our opinion as expressed herein. In addition, we have conducted no independent factual investigation of our own, but rather have relied solely upon the foregoing documents furnished for our review as listed above, the statements of facts and factual information set forth in said documents, and the additional matters recited or assumed herein, all of which we assume to be true, complete and accurate in all material respects.

In addition to the foregoing, for purposes of rendering our opinion as expressed herein, we have assumed:

(1) that each of the parties to the Stock Purchase Contract Agreement is duly organized, validly existing and in good standing under the laws of the jurisdiction governing its organization;

(2) that the Trust is not an “interested stockholder” of the Company within the meaning of Section 203 of the General Corporation Law;

(3) that the Company has, and at all relevant times will have, sufficient authorized but unissued shares of Series B Preferred Stock available for issuance pursuant to the Stock Purchase Contract Agreement which have not been subscribed for, reserved for other issuance or otherwise committed for issuance;

(4) that a stock certificate or stock certificates representing the shares of Series B Preferred Stock to be issued pursuant to the Stock Purchase Contract Agreement have been, or will be, duly completed, executed and delivered by officers of the Company who are authorized to do so under the General Corporation Law and the Committee Resolutions and such stock certificate or stock certificates will be imprinted with the statement required by Section 151(f) of the General Corporation Law;

(5) that the issuance of the shares of Series B Preferred Stock pursuant to and in accordance with the Stock Purchase Contract Agreement has been, or will be, duly recorded in the stock ledger of the Company at the time of such issuance;

(6) that, prior to or contemporaneous with the issuance of the shares of Series B Preferred Stock pursuant to the Stock Purchase Contract Agreement and the Committee Resolutions, the Company will receive the consideration therefor specified in the Stock Purchase Contract Agreement and the Committee Resolutions; and

Wells Fargo & Company

September 10, 2008

(7) that the shares of Series B Preferred Stock to be issued pursuant to the Stock Purchase Contract Agreement will be issued in accordance with the Stock Purchase Contract Agreement and the Committee Resolutions.

Based upon and subject to the foregoing and upon our review of such matters of law as we have deemed necessary and appropriate to render our opinion as expressed herein, and subject to the assumptions, exceptions, limitations and qualifications set forth herein, it is our opinion that the shares of Series B Preferred Stock to be issued pursuant to the Stock Purchase Contract Agreement have been duly authorized for issuance by the Company and, when issued, delivered and paid for in accordance with the Stock Purchase Contract Agreement and the Committee Resolutions, will be validly issued, fully paid and non-assessable under the General Corporation Law.

We are admitted to practice law in the State of Delaware and do not hold ourselves out as being experts on the law of any other jurisdiction. The foregoing opinion is limited to the General Corporation Law currently in effect, and we have not considered and express no opinion on the effect of any other laws of the State of Delaware or the laws of any other state or jurisdiction, including state or federal laws relating to securities or other federal laws, or the rules and regulations of stock exchanges or of any other regulatory body.

Subject to the immediately following sentence, the foregoing opinion is rendered solely for your benefit in connection with the matters addressed herein and, without our prior written consent, may not be relied upon by you for any other purpose or be furnished or quoted to, or be relied upon by, any other person or entity for any purpose. We consent to the filing of this opinion with the Securities and Exchange Commission (the “SEC”) as an exhibit to a Current Report on Form 8-K and its incorporation by reference into the Registration Statement on Form S-3 (Registration Nos. 333-135006 and 333-135006-10) filed by the Company with the SEC, as amended and initially declared effective on June 14, 2006, and as amended by Post-Effective Amendment No. 2 filed with and declared effective on May 12, 2008, and as supplemented by a prospectus supplement dated September 3, 2008 and filed by the Company and the Trust with the SEC on September 5, 2008. In giving the foregoing consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the SEC thereunder.

Very truly yours,

/s/ Richards, Layton & Finger, P.A.

WH/BVF